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                                                                    EXHIBIT 21.1

                     UNITED COMPANIES FINANCIAL CORPORATION
                              LIST OF SUBSIDIARIES

                               DECEMBER 31, 1995

                                                                                    STATE OF
                                      NAME                                         INCORPORATION
- ---------------------------------------------------------------------------------  -------------
United Companies Life Insurance Company(6).......................................   Louisiana
United Variable Services, Inc.(3)(6).............................................   Louisiana
United Companies Lending Corporation.............................................   Louisiana
Pelican Mortgage Company, Inc.(1)................................................    Delaware
Adobe, Inc.(2)...................................................................      Nevada
UCFC Acceptance Corporation(1)...................................................   Louisiana
United Companies Mortgage of Tennessee, Inc.(1)..................................   Tennessee
United Companies Second Mortgage Corporation of Minnesota(1).....................   Minnesota
United Companies Credit Insurance of Nevada, Inc.(1).............................      Nevada
UNICOR MORTGAGE(R), Inc..........................................................   Louisiana
UNICOR Second Mortgage, Inc. of Minnesota(4).....................................   Minnesota
GINGER MAE, Inc.(R)..............................................................   Louisiana
GINGER MAE Second Mortgage, Inc. of Minnesota(5).................................   Minnesota
Southern Mortgage Acquisition, Inc...............................................   Louisiana
Foster Mortgage Corporation......................................................   Louisiana
United Communications Corporation of Louisiana, Inc..............................   Louisiana
United Companies Management Company, Inc.........................................   Louisiana
United Companies Realty and Development Company, Inc.............................   Louisiana
United General Title Insurance Company(7)........................................   Louisiana
United Plan Insurance Agency, Inc................................................   Louisiana
United Companies Lending Group, Inc..............................................   Louisiana
United Companies Funding, Inc....................................................   Louisiana
United Credit Card, Inc..........................................................   Louisiana

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(1) Wholly owned by United Companies Lending Corporation
(2) Wholly owned by Pelican Mortgage Company, Inc.
(3) Wholly owned by United Companies Life Insurance Company
(4) Wholly owned by UNICOR MORTGAGE(R), Inc.
(5) Wholly owned by GINGER MAE(R), Inc.

(6) Sold July 24, 1996 -- See Note 11 to Notes to Consolidated Financial Statements


(7) Sold February 29, 1996. See Note 11 to Notes to Consolidated Financial Statements